Exhibit 10.3

                                     REVOLVING NOTE

$15,000,000.00                                                    June 13, 2014

	FOR VALUE RECEIVED, INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation ("Parent"), ISA INDIANA, INC., an Indiana corporation ("ISA Inc."), and ISA LOGISTICS LLC, a Kentucky limited liability company ("ISA Logistics"; Parent, ISA Inc., and ISA Logistics, collectively referred to herein as "Borrowers" and individually as a "Borrower"), each hereby promise to pay, on a joint and several basis, to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, "Lender"), at the place and times provided in the Credit
Agreement referred to below, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or the principal amount of all revolving Advances made by Lender from time to time pursuant to that certain Credit Agreement dated the date hereof by and among Borrowers, certain affiliates of Borrowers, and Lender (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

	The unpaid principal amount of this Revolving Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in the Credit Agreement. All payments of principal and interest on this Revolving Note shall be payable to Lender or other holder of this Revolving Note in lawful currency of the United States of America in immediately available funds in the manner and location indicated in the Credit Agreement or wherever else Lender or such holder may specify.

	This Revolving Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Note and on which such Obligations may be declared to be immediately due and payable. Time is of the essence in this Revolving Note.

	Each Borrower agrees, in the event that this Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection, including, without limitation, attorneys' fees and court costs.

	This Revolving Note shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Kentucky, without reference to the conflicts or choice of law principles thereof.

	Each Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest, and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Note.




	IN WITNESS WHEREOF, each of the undersigned have executed this Revolving Note as of the day and year first written above.

INDUSTRIAL SERVICES OF AMERICA, INC.


By: /s/ Orson Oliver
Name: Orson Oliver
Title: Interim Chief Executive Officer


ISA INDIANA, INC.


By: /s/ Orson Oliver
Name: Orson Oliver
Title: Interim Chief Executive Officer


ISA LOGISTICS LLC


     By: Industrial Services of America, Inc., its
            Sole Member

     By: /s/ Orson Oliver
     Name:  Orson Oliver
     Title:    Interim Chief Executive Officer